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                                                                     EXHIBIT 5.1

WILMER CUTLER PICKERING
 HALE AND DORR LLP


May 3, 2005


UNICA CORPORATION
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts  02451-1379

Re:  Registration Statement on Form S-1 (File No. 333-120615)

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the Registration Statement on Form S-1 (File No. 333-120615) (as amended from time to time, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 5,520,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Unica Corporation, a Delaware corporation (the "Company"), of which (i) up to 4,470,000 Shares (including 720,000 Shares issuable upon exercise of an over-allotment option granted by the Company) will be issued and sold by the Company and (ii) the remaining 1,050,000 Shares will be sold by certain stockholders of the Company (the "Selling Stockholders").

     The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Stockholders, and Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, CIBC World Markets Corp. and Needham & Company, LLC, as representatives of the several underwriters named in the Underwriting Agreement, the form of which is being filed as Exhibit 1.1 to the Registration Statement.

     We are acting as counsel for the Company in connection with the sale of the Shares by the Company and the Selling Stockholders. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the form of the Underwriting Agreement, minutes of meetings (or written consents in lieu thereof) of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      Our opinion expressed in paragraph 2 below, insofar as it relates to the Shares to be sold by the Selling Stockholders being fully paid, is based solely on a certificate of the chief financial officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Shares.


            BALTIMORE   BERLIN   BOSTON   BRUSSELS   LONDON   MUNICH
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      NEW YORK   NORTHERN VIRGINIA   OXFORD   PRINCETON   WALTHAM   WASHINGTON
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Unica Corporation
May 3, 2005
Page 2


     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

     (2) The Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
    HALE AND DORR LLP



By: /s/ Mark L. Johnson
    ----------------------------------------------------
    Mark L. Johnson, a Partner